UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2017

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-55668 (Commission File Number)	47-3828760 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors.

On June 7, 2017, Mustang Bio, Inc. (the “Company”) announced that Michael J. Zelefsky, M.D., 57, has been appointed to the Company’s Board of Directors. Dr. Zelefsky has not yet been appointed to any committees of the Company’s Board of Directors.

Dr. Zelefsky has served as a Member at Memorial Sloan-Kettering Cancer Center Department of Radiation Oncology since 2005. He has served as Chief of Memorial Sloan-Kettering’s Brachytherapy Service since 2000, and has been a Professor of Radiation Oncology at Weill Cornell Medical College, Cornell University since 1994. He is a recognized expert in radiation therapy and has helped develop and enhance Memorial Sloan-Kettering’s prostate brachytherapy program during his tenure. Dr. Zelefsky received a Bachelor of Arts in Biology (summa cum laude) from Yeshiva University in 1982 and a Medical Doctor degree from Albert Einstein College of Medicine in 1986. Dr. Zelefsky is currently Editor-in-Chief of Brachytherapy and has previously served as president of the American Brachytherapy Society.

No family relationships exist between Dr. Zelefsky and any of the Company’s directors or other executive officers. There are no arrangements between Dr. Zelefsky and any other person pursuant to which Dr. Zelefsky was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Dr. Zelefsky has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2017 annual meeting of stockholders of the Company was held on June 7, 2017. The following matters were voted on by the stockholders: (i) the election of directors; (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; (iii) the advisory vote to approve the compensation of the Company’s named executive officers; and (iv) the advisory vote on the frequency of the advisory vote on compensation of the Company’s named executive officers.

Item 1: Election of directors:

Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes
Michael S. Weiss	13,490,809	35,384	0
Lindsay Rosenwald, M.D.	13,435,809	90,384	0
Neil Herskowitz	12,212,605	1,313,588	0
Manuel Litchman, M.D.	13,506,193	20,000	0
Adam J. Chill	12,212,605	1,313,588	0

Item 2: Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
12,218,605	5,000	1,302,588	0

Item 3: Advisory vote with respect to the approval of the compensation of the Company’s named executive officers:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
11,973,411	122,264	1,430,518	0

Item 4: Advisory vote with respect to the frequency of the advisory vote on compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstention
625,920	273,384	11,305,371	1,321,518

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
(Registrant)
Date: June 13, 2017

By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer